UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	V44108001746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Biostage, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of two Class III Directors for a three-year term, such term to continue until the Company’s annual meeting of stockholders in 2019 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(iii) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 60,000,000;

(iv) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock to 4,000,000; and

(v) the approval of an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to (a) increase the number of shares of the Company’s common stock available for issuance pursuant to the 2013 Plan by 2,000,000 shares, (b) remove the “evergreen” provision from the 2013 Plan that increased the number of shares available for issuance under the 2013 Plan each year by a specified amount; and (c) remove a provision from the 2013 Plan that gives the Company’s Board of Directors authority to increase the maximum number of shares available for issuance under the 2013 Plan in connection with certain adjustment awards.

The voting results are reported below.

Proposal 1 - Election of Directors

John F. Kennedy and Blaine H. McKee, Ph.D. were elected as Class III Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2019 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
John F. Kennedy	3,857,618	2,686,561	5,406,227
Blaine H. McKee, Ph.D.	5,660,313	883,866	5,406,227

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
11,370,325	566,772	13,309

Proposal 3 - Amendment to Amended and Restated Certificate of Incorporation – Authorized Common Stock Increase

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 60,000,000 was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
9,996,999	1,670,001	283,406

Proposal 4 - Amendment to Amended and Restated Certificate of Incorporation – Authorized Preferred Stock Increase

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock to 4,000,000 was not approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non Votes
4,675,662	1,832,751	35,766	5,406,227

Proposal 5 - Amendment to 2013 Equity Incentive Plan

The amendment to the 2013 Plan as described above was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non Votes
4,947,494	1,561,125	35,560	5,406,227

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

May 26, 2016	/s/ Thomas McNaughton
(Date)	Thomas McNaughton
Chief Financial Officer